SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Nara Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed: ________________

Dear Shareholders:
      On behalf of the board, management and staff, we thank you, our shareholders, for your support as the events of early and mid-2005 unfolded. We believe the worst is behind us, and now we are focusing on actions that will improve and strengthen our Bank. We have the confidence and resolve that we will succeed in our efforts, and we look forward to reporting our progress to you in the future.
      Notwithstanding the confluence of events and the turmoil that they caused, we still had strong operating results for 2004. Net income grew 44.1% and total assets increased 19.7%, comparing 2004 to 2003, as restated. For the six months ended June 30, 2005 net income increased 38.9% compared to the same period in 2004, as restated and total assets increased 13.9% since December 31, 2004
      For the remainder of 2005, we will be focusing on fulfilling the requirements of the Memorandum of Understanding, maintaining our strong financial performance, and planning for 2006 and beyond. Once again, we thank you for your support. Finally, to all our employees, we recognize and appreciate your dedication and commitment, as well as the Nara spirit that you so aptly demonstrate.

Chong-Moon Lee	Ho Yang
Chairman of the Board	President and Chief Executive Officer

NARA BANCORP, INC.
3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, September 30, 2005
To Our Stockholders:
      We are pleased to announce that Nara Bancorp, Inc., a Delaware corporation, will hold its annual meeting of stockholders on Friday, September 30, 2005, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 at 10:30 a.m., Pacific Time. At this meeting, we will ask you to vote on the following matters:

1. Election of Directors. You will have the opportunity to elect six members of the board of directors to serve until our next annual meeting. The following six persons are our nominees for election:
Dr. Chong-Moon Lee
Ho Yang
Jesun Paik
Ki Suh Park
Yong H. Kim
Hyon Man Park (aka John H. Park)

2. Amendment to Certificate of Incorporation. You will be asked to approve an amendment to the Company’s Certificate of Incorporation to authorize 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, in such series, and containing such preferences, limitations and relative rights as may be determined by the board of directors from time to time;

3. Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm for the year ending December 31, 2005.

4. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters, too.
      Our bylaws provide for the nomination of directors in the following manner:
      “Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a) The name and address of each proposed nominee

(b) The principal occupation of each proposed nominee

(c) The total number of shares of capital stock of the Corporation owned by each proposed nominee

(d) The name and address of the notifying stockholder

(e) The number of shares of capital stock of the Corporation owned by the notifying stockholder

      Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.”
      If you were a stockholder as of the close of business on August 15, 2005, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.
      Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

By Order of the Board of Directors

Lisa Pai,
Secretary
Dated: September 6, 2005

i

NARA BANCORP, INC.
3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held On September 30, 2005

GENERAL INFORMATION
      Nara Bancorp, Inc. is a registered bank holding company, and Nara Bank is our wholly owned subsidiary. This proxy statement contains information about our annual meeting of stockholders to be held on Friday, September 30, 2005 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Time, and at any postponements or adjournments thereof. The date of this proxy statement is September 6, 2005 and it will be mailed to stockholders on or about this date.
Why Did You Send Me This Proxy Statement?
      We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your votes for use at the 2005 annual meeting of stockholders.
      This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
      We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about September 6, 2005 to all stockholders entitled to vote. The record date for those entitled to vote is August 15, 2005. On that date, there were 23,713,140 shares of our common stock outstanding (after giving effect to our two-for-one stock split effected as of the close of business on June 14, 2004). The common stock is our only class of stock outstanding. We are also sending our annual report for the fiscal year ended December 31, 2004 on Form 10-K along with this proxy statement.
What Vote Is Required for Each Proposal?

•	Election of Directors. The six nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

•	Amendment to Certificate of Incorporation. To be approved, the amendment to the Certificate of Incorporation must receive a “FOR” vote from the majority of the outstanding shares either in person or by proxy. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•	Ratification of Independent Registered Public Accounting Firm. Stockholder ratification of the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm is not required. However, we are submitting the selection of Crowe Chizek and Company LLP to you for ratification as a matter of good corporate practice. To be approved, the ratification must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Crowe Chizek and Company LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if we determine that such a change would best benefit our Company and our stockholders.

How Many Votes Do I Have?
      Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and bylaws do not provide for cumulative voting.
How Do I Vote by Proxy?
      Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote in person.
      If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the six nominees for director;

•	“FOR” the approval of the amendment to our Certificate of Incorporation;

•	“FOR” the appointment of Crowe Chizek and Company LLP as our independent auditors; and

•	in the discretion of the proxy holder as to any other matter that may properly come before the meeting.
      If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth in this proxy statement, may not vote in connection with the Amendment to the Certificate of Incorporation, and may vote “FOR” ratification of the appointment of Crowe Chizek and Company LLP as our independent registered public accounting firm for the year ending December 31, 2005.
Can I Change My Vote After I Return My Proxy Card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•	you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with our Corporate Secretary prior to the meeting, or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.
      However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring a properly executed legal proxy from your broker or nominee so that you can vote your shares in person at the meeting.
How Do I Vote in Person?
      If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on August 15, 2005, the record date for voting.

What Constitutes a Quorum?
      To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.
What Are the Recommendations of the Board of Directors?
      Our current board of directors has unanimously approved the following items:

•	the election of each of the named nominees for director;

•	approval of the amendment to our Certificate of Incorporation; and

•	the appointment of Crowe Chizek and Company LLP as our independent registered public accounting firm, for the year ending December 31, 2005.
      The board of directors recommends that you vote FOR each of the six nominees for director, FOR the amendment of our Certificate of Incorporation and FOR the ratification of Crowe Chizek and Company LLP, as our independent registered public accounting firm, for the year ending December 31, 2005.
What Are the Costs of Solicitation of Proxies?
      Nara Bancorp will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired The Altman Group, Inc. to seek proxies of custodians, such as brokers who hold shares, which belong to other people. This service will cost us approximately $5,000.
Will There Be Any Other Matters Considered at the Annual Meeting?
      We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.
How Do I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?
      You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our corporate secretary must receive the written proposal no later than December 30, 2005. Such proposals will also need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials and you do not notify the Company before July 18, 2006, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Who Are the Largest Owners of Nara Bancorp’s Common Stock?
      The following table shows the beneficial ownership of our common stock as of August 15, 2005, by each person who we knew owned more than 5% of our common stock. “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of August 15, 2005. We have relied on the public filings of each of the individuals on Schedules 13D or 13G, in determining how many shares these individuals own (after giving effect to our two-for-one stock split effected as of the close of business on June 14, 2004):

		Percent of
Name and Address	Number of Shares	Common Stock

Fidelity Management Corp.	2,041,231	8.61%
82 Devonshire St.
Boston, MA 02109
Dr. Thomas Chung	1,458,396	6.15%
5525 Wilshire Blvd.
Los Angeles, CA 90036
How Much Stock Do Nara Bancorp Directors, Nominees for Directors and Executive Officers Own?
      The following table shows the beneficial ownership of our common stock as of August 15, 2005 held by (i) our chief executive officer; (ii) executive officers; (iii) each of our directors and (iv) all directors, nominees and executive officers as a group (after giving effect to our two-for-one stock split effected as of the close of business on June 14, 2004). Our chief executive officer and our other executive officers named below are referred to in this proxy statement as the “Named Executive Officers”.

			Percent of
Name and Positions Held	Number of Shares		Common Stock(9)

Ho Yang(1)	0		*
President, Chief Executive Officer &
Director of Nara Bank and Nara Bancorp
Min J. Kim(1)	127,968	(4)	*
Executive Vice President &
Chief Operating Officer of Nara Bank and Nara Bancorp
Alvin D. Kang(1)	0		*
Executive Vice President &
Chief Financial Officer of Nara Bank and Nara Bancorp
Bonita Lee(1)	54,656	(5)	*
Executive Vice President &
Chief Credit Officer of Nara Bank
Dr. Chong-Moon Lee(1)	724,366		3.05%
Chairman of Board
Yong H. Kim(1)	707,962	(6)	2.99%
Director
John H. Park(2)	421,644	(6)	1.78%
Director
Ki Suh Park(3)	94,120		*
Director

			Percent of
Name and Positions Held	Number of Shares		Common Stock(9)

Jesun Paik(1)	103,700	(7)	*
Director
All Directors, Nominees and Executive Officers as a group (9 Total)	2,234,416	(8)	9.42%

*	Indicates holdings of less than 1%.

(1)	The address for this individual is c/o Nara Bancorp, Inc., 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010.

(2)	John H. Park’s address is c/o ABI USA Sales Corp., 2987 S. Alameda St., Los Angeles, CA 90058.

(3)	Ki Suh Park’s address is c/o Gruen Associates, 6330 San Vicente Blvd., Los Angeles, CA 90048.

(4)	Includes 46,656 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”), 48,000 stock options vested but not yet exercised under the 2000 Plan.

(5)	Includes 6,000 stock options vested but not exercised under the 1989 Plan, 16,000 stock options vested but not yet exercised under the 2000 Plan.

(6)	Includes 80,000 stock options vested but not yet exercised under the 2000 Plan.

(7)	Includes 100,000 stock options vested but not exercised under the 2000 Plan.

(8)	Includes 52,656 stock options vested but not exercised under the 1989 Plan, 324,000 stock options vested but not yet exercised under the 2000 Plan 2005.

(9)	The percentages are based on 23,713,140 shares outstanding on August 15, 2005, adjusted as required by the rules promulgated by the SEC.
Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2004?
      Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the Securities and Exchange Commission. Prior to the completion of our reorganization in February 2001, these reports were filed with the Office of the Comptroller of the Currency. The Exchange Act requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.
      To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2004 fiscal year.
What Is the Background of Our Executives Who Are Not Directors?
      Min J. Kim. Ms. Kim has served as Executive Vice President and Chief Operating Officer of Nara Bank since October 2003, and is currently a member of the Nara Bank board of directors. Ms. Kim has served Nara Bank as a Senior Vice President and Chief Credit Administrator from 1996 to 1999, and Executive Vice President and Chief Credit Officer from January 2000 to October 2003. Prior to joining Nara Bank in 1995, Ms. Kim served in numerous positions with Hanmi Bank including Vice President and Manager of the Western Branch of Hanmi Bank in Los Angeles from 1992 to 1995.
      Alvin D. Kang. Mr. Kang has served as Executive Vice President and Chief Financial Officer of Nara Bank and Nara Bancorp, Inc. since July 28, 2005. Prior to joining Nara Bank, Mr. Kang served as Executive Vice President, Chief Operating and Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation since 2001. Mr. Kang has also held a senior position at an investment banking and consulting firm, as well as serving as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang worked with KPMG LLP for 26 years during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles including Home Savings, Glendale Federal, Coast Savings, and First Federal Bank of Santa Monica.
      Bonita Lee. Ms. Lee has served as Executive Vice President and Chief Credit Officer of Nara Bank since April 13, 2005. Ms. Lee has also served Nara Bank as Vice President and Credit Administrator from 1993 to 2000, Senior Vice President and Credit Administrator from February 2000 to October 2003, and Senior Vice President and Chief Credit Officer from October 2003 to April 2005. Prior to joining Nara Bank, Ms. Lee held various lending positions with California Center Bank in Los Angeles from 1989 to 1993.
What Are the Responsibilities of Our Board of Directors and Committees?
      The board of directors oversees our business affairs. The board of directors of Nara Bancorp has a standing audit committee, compensation committee and nomination and governance committee. Nara Bank, which is the wholly-owned subsidiary of Nara Bancorp, has a standing audit committee, personnel committee, loan committee, investment committee, risk management committee, compliance committee and CRA committee. The procedures for nominating directors, other than by the nomination and governance committee or the full board of directors of Nara Bancorp itself, are set forth in the bylaws and in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.
      During 2004, the board of directors of Nara Bancorp held three (3) regular board meetings, two (2) special board meetings, eight (8) regular committee meetings, and nine (9) special committee meetings. The board of directors of Nara Bank held eleven (11) regular board meetings, four (4) special board meetings, eight (8) regular committee meetings, and nine (9) special committee meetings. All of the directors of Nara Bancorp for 2004 attended at least 75% of the aggregate of the total number of Nara Bancorp board meetings during 2004. All of the directors of Nara Bancorp for 2004 attended at least 75% of the aggregate of the total number of committee meetings on which they served during 2004.
      The Audit Committee: The audit committee consists of Director Jesun Paik as Chairman, and Directors Ki Suh Park, Yong H. Kim and John H. Park, and operates under a written charter adopted by the board of directors. The audit committee charter sets out the responsibilities, authority and specific duties of the audit committee. The text of the audit committee charter is set forth in Appendix “A” to this proxy and is also available on our website at www.narabank.com. Each of the members is “independent” as defined by our policy and the listing standards for Nasdaq National Market. Mr. Jesun Paik is qualified as an audit committee financial expert within the meaning of the SEC regulations and the board of directors has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq National Market. The audit committee of Nara Bancorp met thirteen (13) times in 2004. The audit committee of Nara Bank consists of John H. Park, acting as Chairman, and Directors Chang H. Kim and Yong H. Kim. The audit committee of Nara Bank met four (4) times during 2004. Presented below is the report of Nara Bancorp’s audit committee.

Audit Committee Report
      The following Report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by Nara Bancorp under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.
      The audit committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.
      Pursuant to the charter, the audit committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent registered public accounting firm; and

•	To review the general scope of the annual audit and the fees charged by the independent registered public accounting firm.
      In discharging its oversight responsibility, the audit committee in 2004 and 2005 has met and held discussions with management and Crowe Chizek and Company LLP, the independent registered public accounting firm for Nara Bancorp and its wholly-owned subsidiary, Nara Bank. Management represented to the audit committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. Nara Bancorp’s audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
      The audit committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the registered public accounting firm that bear on the public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Nara Bancorp’s audit committee discussed with the independent registered public accounting firm any relationships that may impact the objectivity and independence of Crowe Chizek and Company LLP, and satisfied itself as to their independence.
      Based on these discussions and reviews, Nara Bancorp’s audit committee recommended that the board of directors approve the inclusion of the Company’s audited financial statements in Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      Respectfully submitted by the members of the audit committee of the board of directors of Nara Bancorp:
August 18, 2005

JESUN PAIK, Chairman
KI SUH PARK
YONG H. KIM
JOHN H. PARK
      The Compensation Committee: The members of the compensation committee consist of Directors Dr. Chong-Moon Lee (Chairman), Jesun Paik, Ki Suh Park, and Yong H. Kim. All the members of the compensation committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. Three (3) meetings of the compensation committee were held during 2004. The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers; and unless awarded by the full board, to make awards under the incentive-compensation plans and equity-based plans.
      The Nomination and Governance Committee: The members of the nomination and governance committee consist of Directors Ki Suh Park (Chairman), Dr. Chong-Moon Lee, Jesun Paik, John H. Park and Yong H. Kim. All the members of the nomination and governance committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. The nomination and governance committee held one meeting in 2004. The nomination and governance committee is appointed by the board of directors to assist the board of directors in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of shareholders. The nomination and governance committee has a charter, a copy of which can be found on our website at www.narabank.com.
      It is the policy of the nomination and governance committee to consider director candidates recommended by stockholders. Any such recommendation shall be made in writing and be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a) The name and address of each proposed nominee.

(b) The principal occupation of each proposed nominee.

(c) The total number of shares of capital stock of the Company owned by each proposed nominee.

(d) The name and address of the notifying stockholder.

(e) The number of shares of capital stock of the Company owned by the notifying stockholder.
      Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.
      Among the qualifications the nomination and governance committee will consider in the selection of candidates (regardless of whether such candidates are identified by the nomination and governance committee, management or stockholders) are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the commercial banking industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the board of directors and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications that compliment the overall core competencies of the board of directors. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the board of directors. In making its selection, the nomination and governance committee will bear in mind that the foremost responsibility of a director of the Company is to represent the interests of the stockholders as a whole. The screening process shall include a background evaluation and independence determination.
      Except for the requirement that Stockholders submit nominees in writing to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors (except if less than 21 days’ notice of the meeting is given to stockholders) the process that the nomination and governance committee follows for identifying and evaluating nominees for director is the same whether a candidate is identified by the nomination and governance committee, management or stockholders. In each case, the nomination and governance committee will review each properly submitted nominee.
      Historically, the Company has not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board of directors has been excellent. Nevertheless, during the upcoming year the nomination and governance committee will give full consideration to the adoption of a formal process for stockholder communications with the board of directors and, if adopted, publish it promptly and post it to the Company’s website.
      The Company has adopted the Nara Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Nara Code of Business Conduct and Ethics is available on our website at www.narabank.com. If the Company makes any substantive amendments to the Nara Code of Business Conduct and Ethics or grants any waiver from a material provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE AND DIRECTOR COMPENSATION
How Do We Compensate Directors?
      During the fiscal year 2004, the non-employee directors of Nara Bank were each paid $3,000 per month for services as director. The only employee director on the board during 2004 (ex-President Benjamin Hong) received $1,000 monthly for his service as a director in addition to his regular salary and bonuses. The Chairman of the board of directors, Dr. Chong-Moon Lee, received an additional $400 per month for services rendered. Total directors’ fees paid by Nara Bank during 2004 were approximately $170,000, of which approximately $68,000 was deferred under Nara Bank’s deferred compensation plan. Ex-director Brian Woo received $16,000 for his service as a director of Nara Bank.
      During the fiscal year 2004, the non-employee directors of Nara Bancorp, except for Dr. Thomas Chung, John H. Park, and Yong H. Kim, were paid $3,000 per quarter plus $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone conference. Directors Dr. Thomas Chung, John H. Park, and Yong H. Kim were not paid director fees by Nara Bancorp. Total directors’ fees paid in 2004 by Nara Bancorp were approximately $60,000. Director Steve Kim received $18,000 for his service as a director of Nara Bancorp.
      During the fiscal year 2004, the following directors received compensation from Nara Bank for the payment of premiums (and taxes) in connection with split-dollar life insurance policies held by Nara Bank for the benefit of those directors: Thomas Chung received $1,698, Benjamin Hong received $762, Chang Hee Kim received $615, Yong H. Kim received $430, John H. Park received $505, and Brian Woo received $543.
      Nara Bank pays 100% of the health premiums for the members of the Bank’s Board of Directors. For fiscal year 2004, Nara Bank paid $22,863 in health premiums for John Park, and $16,237 for Yong H. Kim.
How Do We Compensate Executive Officers?
      The following table sets forth certain summary information concerning compensation awarded to, earned by, or paid by Nara Bank and Nara Bancorp for services rendered in all capacities by the chief executive officer and other executive officers (referred to in this proxy statement as the “Named Executive Officers”) for each of the fiscal years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table

							Long Term Compensation

							Awards			Payouts

	Annual Compensation(1)						Restricted	Number of			All
Name and Principal							Stock	Stock Options			Other
Position	Year	Salary	Bonus(4)		Other*		Awards	Granted		LTIP Payouts	Compensation(6)

Benjamin Hong	2004	$0	$742,201	(8)	$69,423	(2)	N/A	0		N/A	$0
President & Chief	2003	$129,795	$1,189,169		$28,745	(2)	N/A	120,000	(5)	N/A	$5,192
Executive Officer of	2002	$184,074	$799,933	(9)	$30,760	(2)	N/A	N/A		N/A	$7,269
Nara Bank and
Nara Bancorp(7)
Min J. Kim	2004	$136,950	$112,660		$8,400	(3)	N/A	0		N/A	$5,087
Executive Vice President &	2003	$129,061	$118,200		$8,400	(3)	N/A	120,000	(5)	N/A	$4,517
Chief Operating Officer	2002	$111,918	$141,259		$8,400	(3)	N/A	N/A		N/A	$3,917
of Nara Bank and
Nara Bancorp
Bonita Lee	2004	$101,311	$81,666		$2,706	(3)	N/A	0		N/A	$4,518
Senior Vice President &	2003	$85,962	$62,842		$8,400	(3)	N/A	40,000	(5)	N/A	$3,886
Chief Credit Officer of	2002	$75,744	$52,842		$8,400	(3)	N/A	N/A		N/A	$3,438
Nara Bank
Timothy Chang	2004	$101,875	$68,083		$8,400	(3)	N/A	0		N/A	$3,957
Senior Vice President &	2003	$91,093	$54,167		$8,400	(3)	N/A	80,000	(5)	N/A	$4,057
Chief Financial Officer	2002	$73,500	$34,166		3,600	(3)	N/A	N/A		N/A	$3,090
of Nara Bank and
Nara Bancorp(10)

(1)	We furnish and plan to continue to furnish to certain officers the use of company-owned automobiles, which are used primarily for business purposes, and other perquisites, including specified life and medical insurance benefits. Because portions of automobile expenses, club membership fees, insurance premiums attributable to personal use and other perquisites did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary reported in the table per individual, such amounts have not been included in the foregoing figures.

(2)	Includes fees received for services as a director of Nara Bank and 2004 health insurance premiums paid on behalf of Mr. Hong.

(3)	Includes automobile allowance paid on the listed officer’s behalf.

(4)	The amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year.

(5)	Stock options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

(6)	Represents 401K matching of up to 4% of gross base salary and imputed value of split dollar life insurance agreements.

(7)	Mr. Hong resigned as Nara Bancorp’s President and Chief Executive Officer effective February 4, 2005.

(8)	Represents compensation which has been accrued by the Company for a bonus claimed by Mr. Hong. Such amount has not been paid to Mr. Hong and may be withheld (if owed) by the Company due to a legal requirement arising out of the Company’s recent restatement of its financial statements.

(9)	Does not include $600,000 that was payable to Mr. Hong for profit sharing incentive compensation under an employment agreement which was the subject of our recent restatement. This amount has been accrued as a liability but it has not been paid to Mr. Hong.

(10)	Mr. Chang resigned as Nara Bancorp’s Chief Financial Officer and was reassigned to other duties on March 25, 2005.
Stock Options
      Nara Bancorp did not grant any stock options or stock appreciation rights to directors or executive officers in 2004.
      The following table sets forth the number of shares acquired by each Named Executive Officer upon the exercise of stock options during 2004 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Executive Officer at December 31, 2004. Also reported are values of “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and $21.27 per share, which was the closing market price of Nara Bancorp’s common stock on the Nasdaq National Market on December 31, 2004 (after giving effect to our two-for-one stock split effected as of the close of business on June 14, 2004):
Aggregated Option Exercises in 2004 and Values

			Number of Securities	Value of
	Shares		Underlying Option	In-the-Money Options
	Acquired on	Value	at 12/31/2004	at 12/31/2004
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Benjamin Hong	0	N/A	40,000/80,000	$504,000(1)/$1,008,000(2)
Min J. Kim	0	N/A	77,312/96,000	$1,370,501(3)/$1,209,600(4)
Bonita Lee	6,660	$127,339(5)	14,000/32,000	$215,340(6)/$403,200(7)
Timothy Chang	0	N/A	16,000/64,000	$199,840(8)/$799,360(9)

(1)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.64 per share, these stock options had a value of $12.60 per share, times 40,000 shares.

(2)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.64 per share, these stock options had a value of $12.60 per share, times 80,000 shares.

(3)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, 6,656 shares had a weighted average exercise price of $0.65 per share and a value of $20.59 per share, and 46,656 shares had a weighted average exercise price of $1.29 per share and a value of $19.95, and 24,000 shares had a weighted average exercise price of $8.64 per share and a value of $12.60 per share.

(4)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.64 per share, these stock options had a value of $12.60 per share, times 96,000 shares.

(5)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $2.15 per share, these stock options had a value of $19.09 per share, times 6,660 shares.

(6)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, 6,000 shares had a weighted average price of $2.15 per share and a value of $19.09 per share, and 8,000 shares had a weighted average price of $8.64 per share and a value of $12.60 per share.

(7)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.64 per share, these stock options had a value of $12.60 per share, times 32,000 shares.

(8)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.75 per share, these stock options had a value of $12.49 per share, times 16,000 shares.

(9)	Using a fair market value of $21.24 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2004, and a weighted average exercise price of $8.75 per share, these stock options had a value of $12.49 per share, times 64,000 shares.
Equity Compensation Plan Information
      The following table summarizes certain information as of December 31, 2004 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance (after giving effect to our two-for-one stock split effected as of the close of business on June 14, 2004):

	(a)		(b)	(c)

	Number of		Weighted	Number of Securities
	Securities to be		Average	Remaining Available for
	Issued upon		Exercise	Future Issuance Under
	Exercise of		Price of	Equity Compensation Plans
	Outstanding		Outstanding	(Excluding Securities
	Options		Options	Reflected in Column (a))

Equity compensation plans approved by security holders	2,675,964		$6.36	506,016
Equity compensation plans not approved by security holders	48,000	(1)	$4.05	0
Total	2,723,964			506,016

(1)	This relates to individual stock option agreements issued to two officers outside of the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

Employment Agreement with Our President and Chief Executive Officer
      Benjamin B. Hong acted as Interim President and CEO, without salary, until the board of directors appointed a successor, Mr. Ho Yang, who began on February 4, 2005. The Company has accrued $742,201 for a bonus claimed by Mr. Hong for its 2004 fiscal year. Such amount has not been paid and may be withheld (if owed) by the Company due to a legal requirement arising out of the Company’s recent restatement of its financial statements.
      Ho Yang was appointed President and Chief Executive Officer of Nara Bank and Nara Bancorp pursuant to an employment agreement effective October 1, 2004. Mr. Yang’s employment agreement is for an initial term of three years starting February 4, 2005. Mr. Yang’s employment agreement provides for a base salary of $275,000 in the initial year, plus profit sharing equal to 4% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss), the use of a Company-owned automobile, 4 weeks of paid vacation per year and payment of business-related expenses. Pursuant to his employment agreement, Mr. Yang is granted the option to purchase 120,000 shares of Nara Bancorp’s common stock, which will vest over a period of three years, starting one year after the date of the grant. The terms of these stock options are subject to the terms and conditions set forth in the Nara Bancorp, Inc., 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.
      Pursuant to Mr. Yang’s employment agreement, if he is terminated without cause during the initial term of the agreement (3 years), he will be entitled to receive an amount equal to twelve (12) months of the base salary in the form of salary continuation, but not exceeding $275,000. In the event that Mr. Yang is terminated without cause after the initial term of the agreement, he will be entitled to receive an amount equal to three (3) months of the base salary in the form of salary continuation, but not exceeding $68,750. Such severance shall be reduced by any remuneration paid to Mr. Yang because of his employment or self-employment during the severance period. Subject only to our obligations under these severance arrangements in the event we terminate Mr. Yang’s employment without cause, Mr. Yang is an “at will” employee, which means either he or we may terminate his employment by us at any time and for any reason or no reason, with or without cause.
Compensation Committee Interlocks and Insider Participation
      Nara Bancorp formed a compensation committee on July 30, 2002. To date, our executive compensation arrangements are approved by the full board of directors of Nara Bank and ratified by the compensation committee of Nara Bancorp. Director Dr. Chong-Moon Lee is the Chairman of the compensation committee and the other members consist of Directors Ki Suh Park, Yong H. Kim and Jesun Paik. No person who served as a member of the compensation committee during the 2004 fiscal year is, or ever has been, an officer or employee of Nara Bancorp or any of its subsidiaries. The following report is submitted by the compensation committee.

Compensation Committee Report
      The Report of the board of directors should not be deemed incorporated by reference into any filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 except to the extent we specifically incorporate the information contained in this Report by reference thereto.
What Is Our Philosophy on Executive Compensation?
      We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.
      Our executive compensation program is currently administered by the personnel committee of the board of directors of Nara Bank, approved by the full board of directors of Nara Bank and ratified by the compensation committee of Nara Bancorp. The role of the personnel committee of the board of directors of Nara Bank in this respect is to review and recommend the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees. The board of directors of Nara Bancorp, directly or through the compensation committee of the board of directors, also administers our stock option plans and will make grants to executive officers under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuous Long Term Incentive Plan.
      We have designed our executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of our common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Nara Bancorp;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Nara Bancorp’s common stock; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.
      We also provide our executives with employee benefits, such as retirement and health benefits. The three principal components of our executive compensation program include cash compensation, bonuses and equity-based compensation.

Cash Compensation.
      We review bank executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the board of Nara Bank and the compensation committee.

Bonuses.
      For 2004, we approved cash bonuses for specific senior management and executive staff. The bonuses were determined based on revenue and earnings targets, along with individual performance objectives.

Equity-Based Compensation.
      We use equity-based compensation, principally in the form of stock options, as a cornerstone of our executive compensation program. Equity awards typically are based on industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.
Is the Compensation We Pay Our Executives Deductible?
      As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the chief executive officer and our other Named Executive Officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based on predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.
      We will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 2000 Long Term Incentive Plan, as adopted by Nara Bancorp, award of stock options and performance stock are designed generally to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. The 1989 Stock Option Plan was never amended to comply with the requirements of Section 162(m). Both plans permit us flexibility to reward senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.
How Do We Compensate Our President and Chief Executive Officer?
      Mr. Benjamin B. Hong, the former interim President and Chief Executive Officer of Nara Bancorp and Nara Bank agreed to assume the interim position with an annual salary of $1.00 for his services to Nara Bank during 2004. The current President and Chief Executive Officer of Nara Bancorp and Nara Bank, Mr. Ho Yang, receives compensation for his services to Nara Bank under the terms of his employment agreement starting February 4, 2005. We discuss this contract above under the heading “Employment Agreement with Our President and Chief Executive Officer.”
      Respectfully submitted by the members of the compensation committee of the board of directors:

Dr. Chong-Moon Lee, Chairman
Jesun Paik
Ki Suh Park
Yong H. Kim

Performance Graph
      The following graph compares the yearly percentage change in the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the common stock of Nara Bank (which was the traded company until February 5, 2001) and Nara Bancorp with (i) the cumulative total return of the Nasdaq Market Index, and (ii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the “Pacific States,” which includes Alaska, California, Hawaii, Oregon and Washington (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance.
      The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.
COMPARE CUMULATIVE TOTAL RETURN
AMONG NARA BANCORP, INC.
NASDAQ MARKET INDEX AND COREDATA GROUP INDEX
      Assumes $100 invested on December 31, 1999
Assumes dividend reinvested
Fiscal Year Ending December 31, 2004

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

NARA	100.00	222.95	171.52	238.48	644.14	1000.73
COREDATA GROUP	100.00	115.72	131.37	127.47	193.05	235.67
NASDAQ INDEX	100.00	62.85	50.10	34.95	52.55	56.97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      There are no existing or proposed material transactions between Nara Bancorp or Nara Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.
      Some of the directors and officers of Nara Bancorp and/or Nara Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, Nara Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made on substantially the same terms, including interest rate and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness and do not involve more than a normal risk of collectibility or present other unfavorable features.
PROPOSAL NO. 1
ELECTION OF DIRECTORS OF NARA BANCORP, INC.
Nominations
      Our Certificate of Incorporation and bylaws provide that the number of directors may be no less than five (5) and no more than twenty-five (25), with the exact number to be fixed by resolution of the board of directors or stockholders. The board of directors, by a resolution unanimously passed on April 13, 2005, has fixed the number at six (6). The board of directors has unanimously nominated the six (6) persons set forth in the following table to serve as Nara Bancorp’s directors until the next annual meeting of stockholders and until each person’s successor is elected and qualified.
      The proxy holders will vote all proxies for the election of the six (6) nominees listed below unless authority to vote for the election of any of the directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those names below.
      Each of the nominees listed below, except for Ho Yang, is currently a director of the Company who was previously elected by the stockholders. Mr. Yang was appointed to the board of directors upon his employment with the Company. It is the Company’s policy to encourage its directors and the nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2005 Annual Meeting of stockholders (with the exception of Ho Yang) attended the 2004 Annual Meeting of Stockholders.
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with Nara Bancorp’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Nara Bancorp, its senior management and its independent auditors, the board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except Ho Yang, the Company’s President and Chief Executive Officer.

      The next table provides certain information as of August 15, 2005, with respect to those persons nominated by the board of directors for election as directors. Nara Bancorp knows of no arrangements, including any pledge by any person of Nara Bancorp’s securities, the operation of which may, at a subsequent date, result in a change in control of Nara Bancorp. There are no arrangements or understandings by which any of the directors or nominees for director of Nara Bancorp were selected. There is no family relationship between any of the directors, nominees or executive officers, except for two nominees (and current directors) for director, Messrs. Jesun Paik and Ki Suh Park, who are brothers-in-law.

		Business Experience	Year First Elected
Name	Age	During the Past Five Years	to Board

Dr. Chong-Moon Lee	77	Dr. Lee founded Diamond Multimedia Systems in 1982; took the company public in 1995; and served as CEO and Chairman of the Board until 1999. He presently holds the following positions: Chairman of AmBex Venture Group and member of the board of directors of Garage Technology Ventures, Innovative Robotics Inc., and Interpols Inc. Dr. Lee served as a consulting professor of Asian Entrepreneurship at the Asia/Pacific Research Center at Stanford University for 7 years, and currently serves as a chaired Professor Emeritus of Korea Advanced Institute of Science and Technology. He is an active philanthropist, and serves as co-chairman of the Advisory Board for the Asia Society, the Asian Art Museum, and the Technological Museum of Innovation. In 1999, Dr. Lee was awarded the Order of Civil Merit from the Korean government, the highest honor conferred to a civilian.	2003
		Dr. Lee presently serves as the Chairman of the Boards of Nara Bank and Nara Bancorp. He is the Chair of the Compensation Committee and member of the Nomination and Corporate Governance Committee of Nara Bancorp. Dr. Lee has been Chairman of the Boards of Nara Bank and Nara Bancorp since September 2003.
Ho Yang	61	Mr. Yang began his career in banking in 1973, and has over 32 years of international banking experience. He previously worked for The Bank of New York from November 1989 to December 2004 where he served as Managing Director and Regional Manager, Korea Division. Prior to his time at The Bank of New York, Mr. Yang held senior positions with numerous financial institutions, including the Irving Trust Company, Midland Bank PLC, Crocker National Bank, and Chase Manhattan Bank. Mr. Yang has attended Executive Programs in Business Administration at Columbia University in New York and Sogang University in Seoul, Korea.	2005
		Mr. Yang has served as President and Chief Executive Officer of Nara Bank and Nara Bancorp since February 2005. As Chief Executive Officer, he is responsible for overall business and management of all operations in the Western and Eastern Regions.
		Mr. Yang presently serves as a member of the board of directors of Nara Bank and Nara Bancorp, where he has been a member since 2005.

		Business Experience	Year First Elected
Name	Age	During the Past Five Years	to Board

Ki Suh Park	73	Mr. Park is an architect with a vision, a city planner with a social conscience, and a community leader with empathy. Since 1981, he has served as the Design and Managing Partner (CEO) of Gruen Associates, a Los Angeles-based architecture, planning, and interior design firm. Mr. Park joined the firm in 1961 after graduating from the University of California at Berkeley and Massachusetts Institute of Technology and has held many executive positions before becoming a Partner in 1972. His projects include the Los Angeles Convention Center Expansion; Koreatown Plaza, Los Angeles; Daehan Kyoyuk Insurance Company Headquarters Tower in Seoul, Korea; South Coast Plaza, Costa Mesa; Citibank and PT Bank Mandiri Towers, Jakarta, Indonesia; Louis Vuitton stores in Beverly Hills, South Coast Plaza, and San Francisco; Munger Science Center, Harvard-Westlake School, North Hollywood; The Center for Early Education, West Hollywood; Los Angeles to Pasadena MTA Gold Line; and the location and design of the I-105 (Century) Freeway.	2001
		Mr. Park is a Fellow in the American Institute of Architects and American Institute of Certified Planners, and is an Honorary Fellow in the Korean Institute of Architects. He is an Adjunct Professor at the School of Architecture at the University of Hawaii at Mänoa.
		Mr. Park is the Chairman of the Korean American Museum and the former Chairman of the Korean American Coalition and the Citizens’ Advisory Committee for Transportation Quality for the U.S. Secretary of Transportation. He serves on the boards of many other non-profit organizations including the California Community Foundation, Public Policy Institute of California in San Francisco, Los Angeles World Affairs Council, and the Natural History Museum of Los Angeles County.
		Mr. Park presently serves as the Chair of the Nomination and Governance Committee and the Joint Compliance Committee, as well as a member of the Audit Committee and Compensation Committee of Nara Bancorp. He has been a member of the board of directors of Nara Bancorp since 2001.
Jesun Paik	69	Mr. Paik has held senior positions with numerous financial institutions over a more-than-40-year career. Since 2002, Mr. Paik has served as Executive Vice President of Robb Evans & Associates, a financial consulting company. He was formerly Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd. in New York City since 1989, and concurrently since 1992, Vice Chairman of the Board of Manufacturer’s Bank (Mr. Paik retired from both positions in 2001).	2001

		Business Experience	Year First Elected
Name	Age	During the Past Five Years	to Board

		Mr. Paik presently serves as a member of the Nara Bancorp board of directors, where he is Chair of the Audit Committee and a member of the Compensation Committee and Joint Compliance Committee. Mr. Paik is qualified as an audit committee financial expert within the meaning of the SEC regulations, and the board of directors has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq National Market. Mr. Paik has been a member of the board of directors of Nara Bancorp since 2001.
John H. Park	58	Mr. Park has held the positions of President of ABI USA Sales Corp, an import-export company since 2001, and starting in 2003, he has concurrently served as President of BB IMEX Corporation. In the past, Mr. Park has held many key management positions, including President and CEO of B.B. World Corporation from 1978 to 2001, President and CEO of Showroom 3 Inc. from 1985 to 2001, and owner of Royal Accessories from 1990 to 2001. Mr. Park has also served as a director and Vice- Chairman of the Korean-American Chamber of Commerce, Chairman of Shenyang New World Industrial Handcraft Article Co. Ltd. of China, financial advisor to Young Nam Corp. of Korea, and member and director of the Los Angeles Central Lions Club.	2002
		Mr. Park presently serves as a member of the boards of Nara Bancorp and Nara Bank. He is a member of the Audit Committee, Nomination and Governance Committee, and Joint Compliance Committee of Nara Bancorp. He is also the Chair of the Audit, Loan, and Risk Management Committees and a member of the Investment and Personnel Committees of Nara Bank. Mr. Park has been a member of the board of directors of Nara Bank since 1992 and of Nara Bancorp since 2002.
Yong H. Kim	64	Mr. Kim has served as President and CEO of KOAMEX Wholesale, Inc. since 1978 concurrently with his position as President and CEO of Major Wholesale Inc. since 1991. He is also Chairman for the business organizations YH Trading Inc. and Ontario Cash & Carry Wholesale Inc. Mr. Kim is also a member, director and prior Chairman of the Los Angeles Central Lions Club, and a member of the Advisory Council on Democratic and Peaceful Unification of Korea, Los Angeles Chapter, from 1997 to June 2005, for which he also served as an Advisor from 2003 to 2005.	2002
		Mr. Kim serves as a member of the Audit, Compensation, and Nomination and Governance Committees of Nara Bancorp. He also serves as the Chair of the Personnel Committee and a member of the Audit, Investment, Loan, and Risk Management Committees of Nara Bank. Mr. Kim has been a member of the board of directors of Nara Bank since 1993 and of Nara Bancorp since 2002.

      None of the directors, nominees for director or officers of Nara Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL SIX NOMINEES FOR DIRECTOR.
PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
AUTHORIZE SHARES OF BLANK CHECK PREFERRED STOCK
Introduction
      On August 18, 2005, our board of directors adopted, subject to stockholder approval at the annual meeting, a resolution approving an amendment and restatement of Article IV of our Certificate of Incorporation to authorize 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, in such series, and containing such preferences, limitations and relative rights as may be determined by the board of directors from time to time.
      The amendment will become effective when the Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. We will file the Certificate of Amendment promptly after (and if) our stockholders approve the amendment. A copy of the Certificate of Amendment is attached to this proxy statement as Appendix B. The text may be amended to include changes required by the office of the Secretary of State of the State of Delaware upon the filing of the Certificate of Amendment.
Purpose of the Amendment
      Our board of directors believes that the proposed authorization of preferred stock is desirable to enhance our flexibility in raising capital in connection with one or more of the following:

•	private or public offerings of preferred stock or convertible securities to raise additional capital

•	acquisitions;

•	strategic investments; and

•	for other corporate purposes that have not yet been identified.
      The preferred stock created in this proposed amendment, if approved, would be so-called “blank check” preferred stock. It is commonly referred to as “blank check” preferred stock because the board of directors, in its discretion, will be authorized, without further approval of the stockholders, unless stockholder approval is expressly required by applicable law, regulatory agencies, or Nasdaq Stock Market (or any other exchange on which our common stock may then be listed), to provide for the issuance of the preferred stock and to designate the voting, dividend, and conversion rights, and such other designations, preferences, participation and other special rights, and such qualifications, limitation or restrictions.
      We have announced that we may raise additional capital before the end of our 2005 fiscal year through a private placement of common stock. We have not, as of the date of this Proxy Statement, finalized the terms of any financing. We do not have any current intention to issues shares of preferred stock or warrants, options or other rights to purchase shares of our preferred stock, but may do so if the proposed amendment to our Certificate of Incorporation to authorize the issuance of preferred stock is approved by our stockholders.
      If we raise additional funds through the issuance of additional equity securities, our stockholders may experience dilution, which could be significant. Our stockholders do not have preemptive rights and thus have no rights to purchase any equity securities we may decide to issue, including any shares of preferred stock that may be issued by our board of directors if the proposed amendment to our Certificate of Incorporation is approved. If we raise additional funds by issuing preferred stock, our stockholders may also experience the other effects described below under the heading “Effect of Proposed Amendment.”
      Our board of directors believes that it is in the best interests of our Company and stockholders to adopt the amendment to the Certificate of Incorporation authorizing 10,000,000 shares of undesignated preferred stock.
Effect of Proposed Amendment
      It is not possible to determine the actual effect of the authorization and issuance of the preferred stock on the rights of the stockholders of the Company until our board of directors determines the rights of the holders of a series of preferred stock. Such effects might include:

•	restrictions on the payment of dividends to holders of common stock;

•	dilution of voting power of common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our Company.
Potential Anti-Takeover Effects
      Any particular issuance or series of preferred stock could, depending on the terms, make it more difficult or discourage any attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Issuance of preferred stock could have the effect of diluting the stock ownership of persons seeking control of our Company, and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control. Accordingly, the power to issue shares of preferred stock could enable the board of directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent board of directors.
      For example, without further stockholder approval, the board of directors could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the board of directors, give certain holders the right to acquire additional shares of common stock at a low price. Although this proposal to authorize preferred stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of directors currently aware of any such attempts directed at the Company) nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Vote Required
      The affirmative vote of a majority of the outstanding shares of our common stock in person or by proxy is necessary for the approval of the amendment to the Certificate of Incorporation to authorize 10,000,000 shares of undesignated preferred stock.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK.
      The board of directors reserves the right to abandon the proposed amendment to the Certificate of Incorporation at any time without further action by our stockholders, notwithstanding authorization of the proposed amendment by our stockholders.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
      The audit committee of the Board of directors has selected Crowe Chizek and Company LLP as our independent registered public accounting firm for the year ending December 31, 2005 and has further directed that the selection of independent registered public accounting firm for ratification by the stockholders be submitted at the Annual Meeting. Crowe Chizek and Company LLP became our independent registered public accounting firm on September 17, 2004. Representatives of Crowe Chizek and Company LLP will be present at the annual meeting, and will be available to respond to your appropriate questions and make such statements as they desire.
      Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe Chizek and Company LLP as the Company’s independent registered public accounting firm. However, the audit committee of the Board of directors is submitting the selection of Crowe Chizek and Company LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee of the Board of directors determines that such a change would be in our best interests and the best interests of our stockholders.
      The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Crowe Chizek and Company LLP. Abstentions will be counted toward the tabulation of votes cost on proposals presented to stockholders and will have same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted in determining whether this matter has been approved.
Resignation of Deloitte & Touche LLP
      On September 8, 2004, Deloitte & Touche LLP notified the Company of its resignation as the Company’s independent registered public accounting firm, effective immediately. The event was disclosed in our Form 8-K filed on September 14, 2004. The decision to resign was made by Deloitte & Touche LLP and, accordingly, no action was taken by the Company’s audit committee to recommend or approve this change of accountants.
      The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and its subsidiaries for the Company’s fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty or audit scope in any respect. The reports did contain an explanatory paragraph relating to the Company’s change during the year ended December 31, 2002 in its method of accounting for goodwill and other intangible assets resulting from changes in accounting principles to conform to Statement of Financial Accounting Standards No. 142.
      During the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim periods through September 8, 2004, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in Deloitte & Touche’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim periods through September 8, 2004. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K. Deloitte & Touche’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K dated September 14, 2004.
      During the fiscal years ended December 31, 2002 and 2003 and any subsequent interim period before the Company’s engagement of Crowe Chizek and Company LLP on September 14, 2004, the Company did not

consult with Crowe Chizek and Company LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.
Restatement of Financial Statements
      On March 30, 2005, we filed a Form 8-K announcing that on February 23, 2004, a letter (the “Letter”) dated October 10, 2002 addressed to the former President and Chief Executive Officer of the Company and signed by the former Chairman of the Board of the Company was brought to the attention of the audit committee. The Letter addressed the relinquishment of certain profit sharing rights held by the former President and Chief Executive Officer payable in 2003 and 2004 and the Letter further provided that Nara Bank, a wholly-owned subsidiary of the Company, purportedly agreed to reimburse the former President and Chief Executive Officer for certain automobile and country club expenses and to provide him with compensation for additional work to be performed after his retirement, all in an amount not to exceed the amount of profit sharing rights to be relinquished by him.
      A special sub-committee of the audit committee of the board of directors of the Company (the “Subcommittee”) engaged independent counsel to conduct an investigation of matters relating to the Letter. The Subcommittee discovered that the amount the former President and Chief Executive Officer relinquished was approximately $600,000 in 2002 and $0 in 2003. The Subcommittee determined that the failure to disclose and account for the arrangement to reimburse certain expense amounts up to approximately $600,000 contemplated by the Letter had a material effect on the Company’s previously issued consolidated financial statements for the year ended December 31, 2003 and 2002. The Subcommittee concluded on March 24, 2005 (and on March 25, 2005 the board of directors concurred) that the Company should restate its consolidated financial statements for the years ended December 31, 2002 and 2003 and, accordingly, the previously issued financial statements and the related independent auditors reports thereon for the years ended December 31, 2003 and 2002 should no longer be relied upon. The Subcommittee engaged its Crowe Chizek and Company LLP to re-audit the Company’s 2003 and 2002 consolidated financial statements.
      Audit Fees. The following table represents segregate fees billed to the Company for fiscal years ended December 31, 2003 by Deloitte & Touche LLP and December 31, 2004 by Crowe Chizek and Company LLP. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual financial statements for fiscal year 2004.

	Deloitte &	Crowe Chizek And
	Touche for	Company 9/17/2004 -
	2003	12/31/2004

Audit Fees (Financial)	$229,328	$859,732
Audit Related Fees	$37,245	$118,068
Tax Fees	$75,567	$32,500
All Other Fees	$0	$5,500
Total	$342,140	$1,015,800
      All Other Fees. All other fees include the aggregate fees billed for services rendered by Crowe Chizek and Company LLP, other than those services covered above, and include purchase of Sarbanes-Oxley and CEO and CFO certification tools kits. Deloitte & Touche LLP did not bill us for any other fees for any other services rendered other than those covered above.
      All fees described above were pre-approved by the audit committee. The audit committee has determined that the rendering of the services other than the audit services by Crowe Chizek and Company LLP is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures.
      The audit committee has adopted a policy and procedures for the approval in advance of audit and non-audit services rendered by our independent registered public accounting firm, Crowe Chizek and Company LLP. The policy requires advanced approval of all before the independent registered public accounting firm is engaged to provide such services. The advanced approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. A copy of the Nara Bancorp, Inc., Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor is attached as Appendix C.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

ANNUAL REPORT ON FORM 10-K
      Nara Bancorp will provide you, without charge, a copy of its annual report for the year ended December 31, 2004 on Form 10-K, including financial statements and schedules, as filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. If you did not receive it, we will send it to you without charge if you send notification to our Corporate Secretary at the address below. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits themselves. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing of the exhibits will be your responsibility. Please write to: Ms. Lisa Pai, Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, CA 90010 or telephone Ms. Susan Hong at 213-639-1712. In addition, the Securities and Exchange Commission maintains a website, http://www.sec.gov, which contains information filed by us with them.
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Nara Bancorp, Inc., stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Nara Bancorp, Inc., Attention: Lisa Pai, Corporate Secretary, 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010 or telephone Ms. Susan Hong at (213) 639-1712. We will undertake to furnish any stockholder so requesting a separate copy of these proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
      The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

Nara Bancorp, Inc.

Lisa Pai,
Secretary
Los Angeles, California
September 6, 2005

APPENDIX A
NARA BANCORP, INC.
AUDIT COMMITTEE CHARTER
Mission
      The Audit Committee is appointed by the Board of Directors of Nara Bancorp, Inc. (the “Company”) to act on behalf of the Board in fulfilling the Board’s oversight responsibility with respect to the Company’s accounting and reporting practices and the audits of the financial statements and assist in assuring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the internal and external auditors of the Company.
Membership
      The Committee shall not be less than 3 members. The members of the Audit Committee shall be appointed by the Board of the Company. The Committee may act as a joint committee with the audit committee of the Board of Directors of Nara Bank.
      The members of the Audit Committee shall each be “independent,” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market. If the Committee is acting as joint committee with the audit committee of Nara Bank, the members shall also each be “independent” as determined by the Board of Nara Bank under Federal Deposit Insurance Corporation Regulation 363.5, and shall not include any large customers of Nara Bank.
      Each Committee member shall be able to read and understand financial statements. In addition, at least one member must have banking or related financial management experience and to the extent required by applicable laws, rules and regulations, at least one member of the Committee shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.
Frequency of Meetings
      Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Audit Committee of the Company, or by a majority of the members of the Committee. If requested by the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the Chief Credit Officer, Director of Legal Affairs, internal auditor, the Company’s independent external auditor, and such other persons whose attendance is appropriate to the matters under consideration.
Outside Advisors
      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as deemed appropriate by the Committee. The Committee shall have authority to pay all fees and expenses of such outside advisors as it deems appropriate.
Key Responsibilities
      The Committee is charged by the Board with the responsibility to:
      1. Appoint, oversee and provide for the compensation of the Company’s independent external auditor, oversee the work of the independent external auditor (including resolution of any disagreements between management and the independent external auditor regarding financial reporting), evaluate the performance of the independent external auditor and, if so determined by the Committee, replace the independent external auditor; it being acknowledged that the independent external auditor is accountable to the Committee and ultimately to the Board. The independent external auditor shall report directly to the Committee.

      2. Review the independent external auditor’s report relating to reportable conditions on the internal control structure and financial reporting practices and approve in advance any non-audit service permitted by the Act that its independent external auditor renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act. This approval may be delegated to a member of the Committee, who may act on behalf of the Committee in this regard and report any such matters approved at the next Committee meeting.
      3. Receive and evaluate the written disclosures and the letter that the independent external auditor is required to deliver to the Committee regarding the independent external auditor’s independence, discuss with the independent external auditor its independence, and, if determined by the Committee as part of its evaluation of such written disclosures and letter, take appropriate action concerning independence of the independent external auditor.
      4. Review and discuss with independent external auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockowners if distributed prior to the filing of Form 10-K) and review and consider with the independent external auditor the matters required to be discussed by the applicable Statement of Auditing Standards (“SAS”), including critical accounting policies and practices, alternate treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the independent external auditor; and other material written communications between the independent external auditor and the management of the Company. The Committee will resolve any disagreements between management and the independent external auditor of the Company. Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).
      5. Review, prior to the filing thereof, the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS. The Committee, through its Chairman or the Committee as a whole, will also review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements.
      6. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.
      7. Meet at least once each year in separate sessions with management, the internal auditor and the independent external auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.
      8. Have such meetings with management, the independent external auditor and the internal auditor as the Committee deems appropriate to discuss the concept and design of the Company’s information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.
      9. Review significant changes to the Company’s accounting principles and practices proposed by the independent external auditor, the internal auditor or management.
      10. Review the scope and results of internal audits and evaluate the performance of the internal auditor and, if so determined by the Committee, hire or terminate personnel and approve budgets, which authority it may exercise directly or indirectly by reviewing and acting upon recommendations of management.
      11. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.
      12. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters at such time as mandated by the Act.

      13. Review and approve all covered transactions pursuant to Regulation W issued by the Federal Reserve Board.
      14. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.
      15. Review and monitor, as appropriate, unless already being reviewed by the Board, any compliance programs and corrective actions regarding any deficiencies noted by auditors or examiners as well as significant findings of any examination by regulatory authorities or agencies and corrective actions regarding any deficiencies noted in regulatory examinations.
      16. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.
Additional Authority
      By adopting this Charter, the Board delegates to the Committee full and exclusive authority to:
      1. Perform each of the responsibilities of the Committee described above.
      2. Appoint a chair of the Committee, unless a chair is designated by the Board.
      3. Engage outside counsel and other advisers as the Committee determines necessary to carry out its responsibilities.
      4. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent external auditor and any legal counsel or other advisers engaged by the Committee.
      5. Obtain advice and assistance from internal legal or other advisors.

APPENDIX B
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
NARA BANCORP, INC.
      Nara Bancorp, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:
      FIRST: The name of this Corporation is Nara Bancorp, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 5, 2000.
      SECOND: Article IV of the Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended and restated in its entirety to read as follows:
“ IV

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the “Common Stock”) and ten million (10,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide for the issue of all of any of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”
***
      This Certificate of Amendment to Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Certificate of Amendment to Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the stockholders of the Corporation.
      In Witness Whereof, Nara Bancorp, Inc. has caused this Certificate of Amendment to Certificate of Incorporation to be signed by the Secretary in this      day of                     2005.

Nara Bancorp, Inc.

By:

Lisa Pai
Secretary

B-1

APPENDIX C
NARA BANCORP, INC.
POLICY REGARDING THE APPROVAL OF
AUDIT AND NONAUDIT SERVICES
PROVIDED BY THE INDEPENDENT AUDITOR
Purpose and Applicability
      The Audit Committee of the Board of Directors of Nara Bancorp, Inc. (the “Company”) is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. As part of this responsibility, the Audit Committee is required to approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder contain detailed requirements specifying the types of non-audit services that an independent auditor may not provide to its audit client and the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted this “Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor” (the “Policy”).
Policy Statement
      It is the policy of the Company that all services provided by the Company’s independent auditor, both audit and nonaudit in nature, must be approved in advance by the Audit Committee. Although the Act permits de minimis exceptions and allows for the pre-approval of certain categories of audit and non-audit services, our policy is that all services provided by the independent auditor, both audit and nonaudit in nature, must be specifically approved in advance by the Audit Committee. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under applicable NASDAQ rules, the authority to grant approval of permitted services to be provided by the independent auditor. The decision of a Designated Member to approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings. However, in no case may a Designated Member approve services related to the annual audit, which approval is reserved to the Audit Committee, and in no event may the Designated Member approve under delegated authority fees for services which total in the aggregate more than 50% of the Company’s regular fees for its annual audit.
      All fees paid to the Company’s independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to SEC rules, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” and other fees required to be disclosed by the rules.
      Prohibited Services — Under no circumstances may the Company engage the independent auditors to provide the nonaudit services described below to the Company:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services or Fairness Opinions. The Independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Independent auditor would audit the results.

3. Actuarial Services. The Independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

C-1

4. Management Functions or Human Resources. Partners and employees of the Independent auditor cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Independent auditor cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5. Broker-Dealer, Investment Adviser, or Investment Banking Services. The Independent auditor cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6. Legal Services and Expert Services Unrelated to the Audit. The Independent auditor cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7. Internal Audit Outsourcing. The Independent auditor cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8. Financial Information Systems Design and Implementation. The Independent auditor cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.
Non-prohibited services shall be deemed permitted services and may be provided to the Company with the advance approval of a Designated Member or by the full Audit Committee, as described herein.
Audit Committee Review of Services
      At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

A report summarizing the services, or grouping of related services, including fees, provided by the independent auditor;

A listing of newly approved services since its last regularly scheduled meeting; and

An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

C-2

NARA BANCORP, INC.
PROXY CARD
Solicited on behalf of the board of directors of Nara Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, September 30, 2005, at 10:30 a.m. Pacific Time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.
The undersigned hereby appoints Annie Ahn and Susan Hong, and each of them, the proxy or proxies of the undersigned, with the full power of substitution to each, to attend the Meeting and to vote all shares of common stock of the Company held of record on August 15, 2005 by the undersigned, at the Meeting or at any adjournments thereof, on the items set forth below, and in the Proxies’ discretion, upon such other business as may properly come before the Meeting.
Please mark your vote as indicated in this example ☒
1. The election of the following persons to the board of directors, to serve until the next annual meeting:
Dr. Chong-Moon Lee, Ho Yang, Jesun Paik, Ki Suh Park,
Hyon M. Park (aka John Park) and Yong H. Kim.
☐ FOR ALL NOMINEES ☐ WITHHOLD FOR ALL NOMINEES
(Except as set forth below)

To withhold authority to vote for any nominee, write that person’s name in the space above.
2. The approval of an amendment to the Certificate of Incorporation to authorize 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, in such series, and containing such preferences, limitations and relative rights as may be determined by the board of directors from time to time.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. The ratification of the appointment of Crowe Chizek and Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the Meeting for the purpose of soliciting additional proxies.

This Proxy Card, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR all of the nominees identified above and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this Proxy will be voted by the Proxy holders in accordance with their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company’s Proxy Statement dated September 6, 2005, and Annual Report on Form 10-K of Nara Bancorp is acknowledged.
Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.
Signature(s) Dated           , 2005

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign. This proxy will be voted FOR the nominees and the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.